EXHIBIT 31.2

Certification

I, Greg P. Bell, certify that:

1.       I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q for the three months ended September 30, 2022 of B2Digital, Incorporated; and

2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 16, 2022

/s/ Greg P. Bell
Greg P. Bell
Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)